Exhibit 10.10

ASSIGNMENT AGREEMENT

KNOW ALL PERSONS BY THESE PRESENTS:

THAT, on this 7th day of July, 2005, AMERICAN TELECOM SERVICES, INC. (the “Client”) with offices at 2466 Peck Road, City of Industry, California 90601, for good and valuable consideration paid to and acknowledged by GAIN STAR INTERNATIONAL LIMITED (the “Supplier”) with offices at 20/F, The Sun’s Group Centre, 200 Gloucester Road, Hong Kong, does hereby irrevocably assign and transfer to Supplier, a percentage as described below of the net amounts (“Supplier’s Share”) due or otherwise made available to Client under the Factoring Agreement attributable to Factor’s purchase price obligation to Client for accounts traceable to the sale of inventory sold by Supplier to Client (the “Supplier Goods”), under the Factoring Agreement between Client and THE CIT GROUP/COMMERCIAL SERVICES, INC., with address at 300 S. Grand Avenue, 12th Floor, Los Angeles, California 90071 (herein the “Factor”), dated                               , and any amendments, supplements, modifications, extensions and renewals thereof (herein the “Factoring Agreement”). Payment of Supplier’s Share shall be made to Supplier’s account located at The Hong Kong and Shanghai Banking Corporation Limited, Tsimshatsui Branch, with offices at 82-84 Nathan Road, Tsimshatsui, Hong Kong, account number 636-393373-274 (USD); 636-393373-001 (HKD), by wire transfer instructions provided to Factor by Supplier. Supplier’s Share includes amounts payable by Factor to Client for Factor Risk Accounts traceable to sales of the Supplier Goods not paid by a customer due solely to such customer’s financial inability to pay.

This assignment and transfer is made to the Supplier, its successors, endorsers or assigns, to assure the payment of any and all liabilities and obligations of Client to the Supplier, and any claims of the Supplier against Client, whether now existing or thereafter incurred, and whether absolute or contingent, secured or unsecured, matured or unmatured (all of the foregoing being herein called “Obligations”).

The Factor is hereby authorized and directed to: remit Supplier’s Share when due and payable under the Factoring Agreement (subject to all of Factor’s rights under the Factoring Agreement, including Factor’s right to charge back); and to recognize Supplier’s claims and rights hereunder without investigating the reason for any action taken by the Supplier, or the validity of the amount of any Obligations, or the existence of any default or the application to be made by the Supplier of any of the sums paid hereunder. Checks or other transfers for all or any part of the sums payable under this Assignment shall be to the sole and exclusive order of the Supplier and the Factor shall be released and discharged to the extent of any payment made to the Supplier hereunder.

All payments received and made available to Client for Accounts pursuant to the Factoring Agreement traceable to the Supplier Goods will be promptly applied where Client is entitled thirty percent (30%) and Supplier is entitled to receive the remaining seventy percent (70%) to be applied first to any amounts due to the Factor and the balance to be paid thereafter.

The Undersigned and Supplier warrant and represent to the Factor that this Assignment, transfer and direction to pay the Supplier is valid in all respects pursuant to applicable law, and Supplier alone is entitled to receive the Supplier’s Share otherwise available to Client, pursuant to the aforementioned. Supplier and Client each hereby agrees to indemnify and to hold the Factor harmless from any and all liability or expense which may be incurred by reason of: the Factor’s recognition of the Assignment and interest herein contained and the making of remittances to Supplier as herein provided.

Client and Supplier understand that the Client’s customers may make payment on Accounts after having taken discounts or deductions against goods supplied by Suppliers other than Supplier and this will effectively diminish Supplier’s Share. Further, that Factor will have no ability to independently verify whether the discounts/deductions are otherwise applicable to Supplier Goods and thus Factor will have no ability to determine the actual amount attributable to Supplier’s Share. Notwithstanding, Client and Supplier hereby confirm their instruction and authorize Factor to make payments to Supplier hereunder without having to independently verify the accuracy of such discounts/deductions, exonerate Factor from any obligation to verify the application of discounts/deductions, and indemnify Factor from any liability created by Factor making payments hereunder regardless of whether any customer takes or claims any such discount/deduction.

This Assignment is to continue in effect until the Obligations due from Client to Supplier have been indefeasibly paid in full provided, however, in no event shall the foregoing affect the right of the Factor to terminate the Factoring Agreement in accordance with the terms and provisions thereof. Factor and Client agree to provide Supplier with written notice of any termination or modification of the Factoring Agreement.

This Agreement is not in any way intended to limit any agreement contained in any note or other instrument taken in connection with any of the Obligations of Client to Supplier, and shall in all respects be cumulative thereto. No executory agreement shall be effective to change, modify or discharge, in whole or in part, this Assignment unless such executory agreement is in writing and signed by all parties hereunder.

This Agreement will be effective as against and for the benefit of the Client and the Supplier only after each such party has provided the other parties hereto with a written and notarized resolution of its Board of Directors approving the terms and authorizing the execution of this Agreement.

This Agreement shall be governed by the laws of the State of California and the parties submit to the jurisdiction of the state and federal courts in Los Angeles County for the resolution of disputes. THE PARTIES HERETO WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION BROUGHT HEREUNDER.

AMERICAN TELECOM SERVICES, INC.

By:	/s/ Bruce Hahn
Name: Bruce Hahn
Title: CEO

ACKNOWLEDGMENT OF CLIENT

On July 5, 2005, we, ____________________ and ____________________ personally witnessed the signature of ____________________, a person

☒	personally known to me or

☐	proved to me on the basis of satisfactory evidence

to be the person(s) whose name(s) is/are subscribed to the within instrument and who acknowledged to me that he/she/they executed the same is his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s) or the entity upon behalf of which the person(s) acted, executed the instrument.

Witness my hand.	/s/ Menat Guimei
Name:

Witness my hand.
Notary Public

[Notarial Seal]

[Acceptances, acknowledgments and notarizations appear on following pages]

Assignment Accepted:

Dated at ________________________________, on this _______ day of 2005.

GAIN STAR INTERNATIONAL LIMITED

By:	/s/ Sun Kuong Wei
Name: Sun Kuong Wei Title:

[signature must be notarized]

ACKNOWLEDGMENT OF SUPPLIER

On ______________________, 2005, we, _________________________ and _________________________ personally witnessed the signature of _________________________, a person

☐	personally known to me or

☐	proved to me on the basis of satisfactory evidence

to be the person(s) whose name(s) is/are subscribed to the within instrument and who acknowledged to me that he/she/they executed the same is his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s) or the entity upon behalf of which the person(s) acted, executed the instrument.

Witness my hand.	Name:

Witness my hand.	Name:

Assignment Acknowledged:

Dated at ________________________________, on this _______ day of 2005.

RECEIPT is hereby acknowledged of a signed copy of the Assignment Agreement between AMERICAN TELECOM SERVICES, INC. and GAIN STAR INTERNATIONAL LIMITED, and we hereby agree to honor same.

THE CIT GROUP/COMMERCIAL SERVICES, INC.

By:	/s/ Vivian Lee
Name: Vivian Lee Title: Vice President and Director of Business Development—Asian Pacific